Exhibit 99.1

Immunome Reports Second Quarter 2026 Financial Results and Provides Business Update

August 11, 2026

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Varegacestat PDUFA target action date set for April 28, 2027, following U.S. FDA acceptance of New Drug Application (NDA) for adults with desmoid tumors
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Detailed Phase 3 RINGSIDE data presented in an oral session at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, demonstrating statistically significant improvements across the primary and all key secondary endpoints
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First patient dosed in June 2026 in Phase 1 trial of IM-1617, a potential first-in-class solid tumor antibody-drug conjugate incorporating HC74, Immunome’s proprietary TOP1 inhibitor payload
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First patient dosed in July 2026 in Phase 1 trial of IM-3050, an investigational fibroblast activation protein (FAP)-targeted radioligand therapy designed to deliver radioactive lutetium-177 directly to FAP-expressing cells

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the quarter ended June 30, 2026, and provided a business update.

“We continue to execute against our strategy of building a diversified targeted oncology company with multiple opportunities to bring needed therapies to patients,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “For varegacestat, the presentation of detailed Phase 3 RINGSIDE data at ASCO and subsequent FDA acceptance of our NDA with a PDUFA target action date of April 28, 2027 represent important steps toward a potential approval and launch. We are also continuing to advance our broader pipeline, with three additional clinical-stage programs now enrolling patients. We believe this momentum positions us well for a milestone-rich second half of 2026.”

Pipeline Highlights

Varegacestat:

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In July 2026, the U.S. FDA accepted Immunome’s NDA for varegacestat for the treatment of adults with desmoid tumors and assigned a PDUFA target action date of April 28, 2027.
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Immunome plans to submit a Marketing Authorization Application to the European Medicines Agency for varegacestat by the end of 2026.
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Detailed efficacy and safety results from the Phase 3 RINGSIDE trial of varegacestat in patients with progressing desmoid tumors were presented in an oral abstract session at the 2026 ASCO Annual Meeting.
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RINGSIDE met its primary endpoint, with varegacestat demonstrating a statistically significant and clinically meaningful 84% reduction in the risk of disease progression or death vs. placebo (hazard ratio = 0.16, p<0.0001)
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Progression-free survival benefit was consistent across prespecified patient subgroups, including tumor location, baseline tumor size, patient age and prior systemic desmoid tumor therapy

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The trial met all key secondary endpoints, including a confirmed objective response rate of 56% vs. 9% with placebo (p<0.0001), as assessed by blinded independent central review
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Varegacestat demonstrated statistically significant improvement in worst pain intensity at week 12, with a clinically significant difference observed as early as the first evaluation at week 4

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with objective responses observed in participants with B-cell lymphoma at multiple dose levels. Immunome expects to present initial lymphoma data for IM-1021 in 2026.

IM-1617: In June 2026, the first patient was dosed in the Phase 1, first-in-human trial evaluating IM-1617 in patients with advanced solid tumors. The study is designed to evaluate safety, tolerability, pharmacokinetics and preliminary anti-tumor activity and is expected to include participants with advanced solid tumors, including colorectal cancer, non-small cell lung cancer and breast cancer.

IM-3050: In July 2026, the first patient was dosed in the Phase 1, first-in-human trial evaluating IM-3050 in patients with FAP-expressing advanced solid tumors. The trial is designed to evaluate safety, tolerability, dosimetry, pharmacokinetics and preliminary anti-tumor activity of the investigational FAP-targeted radioligand therapy.

Preclinical ADC Pipeline: Immunome expects to submit Investigational New Drug applications (INDs) for IM-1340 and IM-1335 in mid- and late 2026, respectively. The programs are each directed at undisclosed solid tumor targets and incorporate HC74. Additional undisclosed ADCs are in discovery and lead optimization to support INDs in 2027 and beyond.

Second Quarter 2026 Financial Results

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As of June 30, 2026, cash, cash equivalents and marketable securities totaled $520.0 million. Immunome expects its current cash position to fund operations into 2028.
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Research and development expenses for the quarter ended June 30, 2026, were $59.9 million, including stock-based compensation expense of $4.2 million.
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General and administrative expenses for the quarter ended June 30, 2026, were $18.3 million, including stock-based compensation expense of $4.6 million.
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Immunome reported a net loss of $73.1 million for the quarter ended June 30, 2026.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted cancer therapies. We are advancing an innovative portfolio of therapeutics, supported by a leadership team with deep experience in the design, development, and commercialization of cutting-edge therapies, including antibody-drug conjugates. Our pipeline includes varegacestat, an investigational gamma secretase inhibitor for which an NDA has been accepted by the U.S. FDA; IM-1021, a clinical-stage ROR1 ADC; IM-1617, a clinical-stage solid tumor ADC; and IM-3050, a clinical-stage FAP-targeted radioligand therapy. We are also advancing a broad portfolio of early-stage ADCs pursuing undisclosed solid tumor targets.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “planned,” “expected,” “focused,” “advance,” “projected,” “will,” “potential,” “expect,” “intend,” “plan,” “pursue,” “support,” “expects,” “advancing,” and similar expressions to identify these forward-looking statements. These forward-looking statements include statements regarding progress of Immunome’s pipeline and achievement of key milestones; the proposed timeline for expected data with respect to Immunome’s pipeline; Immunome’s plans and timing for submission of additional INDs; the design and anticipated scope of Immunome’s ongoing and planned clinical trials; the potential of Immunome’s pipeline of assets to be first-in-class and best-in-class; Immunome’s plans and timeline for initiating additional clinical trials; Immunome’s anticipated timing for submitting a Marketing Authorization Application to the European Medicines Agency for varegacestat; Immunome’s expected cash runway; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that preclinical data may not be predictive of clinical data or that early clinical data may not be predictive of later clinical data, regulatory approval or commercial viability; the risk of reliance on third-party vendors; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; the risk that Immunome will not be able to realize the benefits of its strategic transactions; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on May 12, 2026, and in Immunome’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$217,706	$653,482
Marketable securities	302,290	—
Prepaid expenses and other current assets	18,453	7,295
Total current assets	538,449	660,777
Property and equipment, net	17,359	14,636
Operating right-of-use assets	3,942	2,978
Restricted cash	210	210
Other long-term assets	5,424	4,587
Total assets	$565,384	$683,188
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,996	$3,339
Accrued expenses and other current liabilities	29,717	41,651
Total current liabilities	35,713	44,990
Operating lease liabilities, net of current portion	4,588	3,855
Total liabilities	40,301	48,845
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	1,380,535	1,362,496
Accumulated other comprehensive loss	(333)	—
Accumulated deficit	(855,130)	(728,164)
Total stockholders’ equity	525,083	634,343
Total liabilities and stockholders’ equity	$565,384	$683,188

IMMUNOME, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,
	2026	2025
Collaboration revenue	$—	$4,015
Operating expenses:
Research and development(1)	59,885	40,451
General and administrative(1)	18,250	10,042
Total operating expenses	78,135	50,493
Loss from operations	(78,135)	(46,478)
Interest income	5,008	3,081
Net loss	$(73,127)	$(43,397)
Net loss per share, basic and diluted	$(0.65)	$(0.50)
Weighted-average shares outstanding, basic and diluted	113,272,931	87,010,742
Comprehensive loss:
Net loss	$(73,127)	$(43,397)
Unrealized loss on marketable securities	(333)	(21)
Comprehensive loss	$(73,460)	$(43,418)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Three Months Ended June 30,
	2026	2025
Research and development	$4,161	$2,233
General and administrative	4,638	3,114
Total share-based compensation expense	$8,799	$5,347